                         SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:
( ) Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2)
(X) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to Section 140.14a-11(c) or Section
    240.14a-12

                             Tyson Foods, Inc.
             (Name of Registrant as Specified in Its Charter)

                             Tyson Foods, Inc.
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required.

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.
     (1) Title of each class of securities to which transaction applies:

     ______________________________________________________________________
     (2) Aggregate number of securities to which transaction applies:

     ______________________________________________________________________
     (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ______________________________________________________________________
     (4) Proposed maximum aggregate value of transaction:

     ______________________________________________________________________
     (5) Total fee paid:
     ______________________________________________________________________

( ) Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously paid:__________________________________________
     (2) Form Schedule or Registration Statement No.:_____________________
     (3) Filing Party:____________________________________________________
     (4) Date Filed:______________________________________________________

                             Tyson Foods, Inc.
                          2210 West Oaklawn Drive
                      Springdale, Arkansas 72762-6999

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             January 10, 1997

To the Shareholders of Tyson Foods, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Tyson Foods, Inc., a Delaware corporation (the "Company"), will be held at the Walton Arts Center, 495 West Dickson Street, Fayetteville, Arkansas, on Friday, January 10, 1997, at 10:00 a.m., local time, for the following purposes:

1. To elect eleven members to the Board of Directors.

2. To approve an amendment to the Company's Amended and Restated
Nonstatutory Stock Option Plan which would increase the number of shares of Class A Common Stock authorized for issuance thereunder by 4,000,000 shares.

3. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on November 18, 1996, will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. A list of shareholders entitled to vote at the Annual Meeting will be maintained during the ten-day period preceding the meeting at the office of the Company's General Counsel, 3422 N. College, Suite 3, Fayetteville, Arkansas 72703.

The Company's Proxy Statement is submitted herewith. The Annual Report for the fiscal year ended September 28, 1996, is being mailed to shareholders together with this Notice and Proxy Statement.

By Order of the Board of Directors


Mary Rush
Secretary

Springdale, Arkansas
December 6, 1996


                          YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT YOU SHOULD ATTEND THE MEETING.

                             Tyson Foods, Inc.
                          2210 West Oaklawn Drive
                      Springdale, Arkansas 72762-6999

                              PROXY STATEMENT
                                    For
                      ANNUAL MEETING OF SHAREHOLDERS
                            On January 10, 1997

                   SOLICITATION AND REVOCATION OF PROXY

The enclosed proxy is solicited on behalf of the Board of Directors of Tyson Foods, Inc. (the "Company"). It is for use only at the Annual Meeting of Shareholders to be held at the Walton Arts Center, 495 West Dickson Street, Fayetteville, Arkansas, on Friday, January 10, 1997, at 10:00 a.m., local time, and any adjournments or postponements thereof.

Any shareholder executing a proxy retains the right to revoke it at any time prior to exercise at the Annual Meeting. A proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later proxy or by voting the shares in person at the Annual Meeting. If not revoked, all shares represented by properly executed proxies will be voted as specified therein.

This proxy material is first being mailed to shareholders on or about December 6, 1996.
                    OUTSTANDING STOCK AND VOTING RIGHTS

As of September 28, 1996, the outstanding shares of the Company's capital stock consisted of 76,505,899 shares of Class A Common Stock and 68,446,742 shares of Class B Common Stock. The holders of record of the shares of Class A Common Stock and Class B Common Stock outstanding on November 18, 1996, will vote together as a single class on all matters hereby submitted to shareholders and such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof. Each share of Class A Common Stock will entitle the holder to one vote and each share of Class B Common Stock will entitle the holder to ten votes on all such matters. The stock transfer books of the Company will not be closed.

The enclosed form of proxy provides a method for shareholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the proxy card. If you wish to grant authority to vote for all nominees, check the box marked "FOR." If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD." If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked "FOR" and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by listing the name(s) of such nominee(s) in the space provided. If you checked the box marked "WITHHOLD" your vote will be treated as an abstention and accordingly your shares will neither be voted for nor against a director but will be counted for quorum purposes. Broker "non-votes" are not relevant to the determination of quorum or whether the proposal to elect directors has been approved.

The enclosed form of proxy also provides a method for shareholders to abstain from voting with respect to the proposal to approve the amendment to the Amended and Restated Nonstatutory Stock Option Plan (the "NSO Plan Proposal"). By abstaining, shares would not be voted either for or against the NSO Plan Proposal, but would be counted for quorum purposes. While there may be instances in which a shareholder will wish to abstain, the Board of Directors encourages all shareholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible. Broker "non-votes" with respect to the NSO Plan Proposal will be treated in the same manner as abstentions for voting and quorum purposes.

                          PRINCIPAL SHAREHOLDERS

The following table sets forth certain information, as of September 28, 1996, regarding the only persons known by the Company to own, directly or indirectly, more than 5% of either of its two classes of Common Stock:

===========================================================================
Name and Address of                            Number of Shares   Percent
Beneficial Owner            Title of Class    Beneficially Owned  of Class
===========================================================================
Don Tyson and             Class B Common Stock    68,399,040(1)    99.9
Tyson Limited Partnership
2210 W. Oaklawn Drive
Springdale, AR  72762-6999

INVESCO PLC               Class A Common Stock     4,983,515(2)     6.5
11 Devonshire Square
London EC2M 4YR
England

(1) Includes 500,000 shares of Class B Common Stock owned of record by Don Tyson, Senior Chairman of the Board of the Company, and 67,899,040 shares of Class B Common Stock owned of record by the Tyson Limited Partnership, a Delaware limited partnership (the "Partnership"). Don Tyson has a 54.3123 combined percentage interest as a general and limited partner in the Partnership and the Estate of Randal Tyson has a 45.0620 percentage interest as a limited partner in the Partnership. Barbara A. Tyson, the widow of Randal Tyson, has limited dispositive power with respect to, and is the principal income beneficiary of, the Estate of Randal Tyson. Don Tyson's adult children, including John H. Tyson, are contingent beneficiaries of such estate. The managing general partner of the Partnership is Don Tyson. The other general partners are Leland E. Tollett, Chairman of the Board and Chief Executive Officer of the Company; Joe F. Starr, Director of the Company; John H. Tyson, Director and President of the Beef and Pork Division of the Company; James B. Blair, General Counsel to the Company; and Harry C. Erwin, Jr. Don Tyson, as managing general partner, has the exclusive right, subject to certain restrictions, to do all things on behalf of the Partnership necessary to manage, conduct, control and operate the Partnership's business, including the right to vote





                                   2

all shares or other securities held by the Partnership, as well as the right to mortgage, pledge, or grant security interests in any assets of the Partnership. The Partnership terminates December 31, 2040. Additionally, the Partnership may be dissolved upon the occurrence of certain events, including (i) a written determination by the managing general partner that the projected future revenues of the Partnership will be insufficient to enable payment of costs and expenses, or that such future revenues will be such that continued operation of the Partnership will not be in the best interest of the partners, (ii) an election to dissolve the Partnership by the managing general partner that is approved by the affirmative vote of a majority in percentage interest of all general partners, and (iii) the sale of all or substantially all of the Partnership's assets and properties. The withdrawal of the managing general partner or any other general partner (unless such partner is the sole remaining general partner) will not cause a dissolution of the Partnership. Upon dissolution of the Partnership, each partner, including all limited partners, will receive in cash or otherwise, after payment of creditors, loans from any partner, and return of capital account balances, their respective percentage interests in the Partnership assets. In addition to the above-listed shares of Class B Common Stock, the Partnership also is the record owner of 500,000 shares of Class A Common Stock of the Company.

(2) A report on Schedule 13G has been filed with the Securities and Exchange Commission by INVESCO PLC ("INVESCO") indicating that INVESCO has shared voting and dispositive power over 4,983,515 shares of Class A Common Stock. The foregoing information has been included in reliance upon, and without independent investigation of, the disclosures contained in INVESCO's Schedule 13G.

                     SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company's two classes of Common Stock, as of September 28,
1996, by its directors, nominees for election as directors, named executive officers and by all directors and executive officers as a group:
===========================================================================
                   Shares of   Percent of   Shares of   Percent of
                    Class A    Outstanding   Class B   Outstanding
                  Common Stock  Class A   Common Stock   Class B  Aggregate
Name of           Beneficially   Common    Beneficially  Common     Voting
Beneficial Owner    Owned(1)     Stock       Owned(1)     Stock  Percentage
===========================================================================
Don Tyson              632,941(2)    1.0    68,399,040(3)    99.9    90.0
Leland E. Tollett(4) 2,068,327       2.7                              *
Joe F. Starr(4)      1,316,689(5)    1.7                              *
Neely E. Cassady       817,908       1.1                              *
Gerald M. Johnston     556,276       *                                *
Donald E. Wray         501,066       *                                *
John H. Tyson(4)(6)    190,524(7)    *                                *
Barbara A. Tyson(6)    103,728       *                                *
Greg W. Lee             76,539       *                                *
David S. Purtle         66,356       *                                *
Fred S. Vorsanger       34,000       *                                *
Lloyd V. Hackley         5,886       *                                *
Shelby D. Massey         3,852       *                                *

All Directors and Executive
Officers as a Group  6,708,118       8.8    68,399,040(3)    99.9    90.8
(20 persons)

*Indicates ownership or aggregate voting percentage of less than 1%.

(1) Includes beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled. Accordingly, the shares shown in the foregoing table include shares owned directly, shares held in such person's accounts under the Company's employee stock purchase plan, shares owned by certain of the individual's family members and shares held by the individual as a trustee or in a fiduciary or other similar capacity, unless otherwise disclaimed and/or described below. Also includes shares subject to presently exercisable options held by certain named individuals.

(2) Includes 500,000 shares of Class A Common Stock owned of record by the Tyson Limited Partnership.

(3) Includes all shares of Class B Common Stock owned of record by the Tyson Limited Partnership as described in Footnote 1 to the Principal Shareholders table.







                                  4

(4) Does not include any shares of Class A and Class B Common Stock owned of record by the Tyson Limited Partnership of which Leland E. Tollett, Joe
F. Starr and John H. Tyson have a general partnership interest. See Footnote 1 to the Principal Shareholders table.

(5) Does not include 543,000 shares of Class A Common Stock held by the Tyson Foundation, a nonprofit charitable organization. Mr. Starr is a trustee of the Foundation and disclaims beneficial ownership of all such shares.

(6) Does not include Class B Common Stock owned of record by the Tyson Limited Partnership nor 469,646 shares of Class A Common Stock owned by the Estate of Randal Tyson.

(7) Does not include 1,500,000 shares of Class A Common Stock held by a trust established for the Company's profit sharing plan for which John H. Tyson, an executive officer and a director of the Company, serves as trustee and disclaims beneficial ownership of such shares.

                           ELECTION OF DIRECTORS

The Company's Board of Directors for the ensuing year is currently set at eleven members and may be fixed from time to time by or in the manner provided in the Company's Amended and Restated Bylaws. Directors are elected for a term of one year or until their successors are duly elected and qualified. The following slate of eleven nominees has been chosen by the Board of Directors, and the Board recommends that each be elected.

Don Tyson, Age 66; Senior Chairman of the Board of Directors of the Company. Mr. Tyson served as Chairman of the Board until April 1995 at which time he was named Senior Chairman. Mr. Tyson has been a director of the Company since 1952. He served as Chief Executive Officer of the Company until March 1991.

Leland E. Tollett, Age 59; Chairman and Chief Executive Officer of the Company. Mr. Tollett was named Chairman of the Board in April 1995. He served as Vice Chairman, President and Chief Executive Officer of the Company since March 1991 and President and Chief Operating Officer from 1983 until 1991. He has been a director of the Company since 1984.

Joe F. Starr, Age 63; private investor. Mr. Starr served as a Vice President of the Company until March 1996. Mr. Starr has served the Company as a director since 1969.

John H. Tyson, Age 43; President, Beef and Pork Division and Director of Governmental, Media and Public Relations. Mr. Tyson has also served the Company as Vice President and Director of Engineering/Environmental/Capital Spending, as Vice President of Marketing/Corporate Accounts and as Special Projects Manager. Mr. Tyson has been a director of the Company since 1984.

Shelby D. Massey, Age 63; farmer and private investor. Mr. Massey served as Senior Vice Chairman of the Board of Directors of the Company from 1985 to 1988. He has been a director of the Company since 1985.

Neely E. Cassady, Age 68; Chairman of the Board of Cassady Associates, Inc., and has served as an Arkansas State Senator since January 1983. Mr. Cassady has been a director of the Company since 1974.

Fred S. Vorsanger, Age 68; private business consultant, Walton Arena Manager and Vice President (Emeritus) of the University of Arkansas. He is a director of McIlroy Bank & Trust Co. of Fayetteville and has served as Mayor and director of the City of Fayetteville, Arkansas. Mr. Vorsanger served as a Vice President of the University of Arkansas from 1968 until 1988. He has been a director of the Company since 1977.

Barbara A. Tyson, Age 47; Vice President of the Company. Ms. Tyson has served in related capacities for the last five years and was previously a Regional Sales Manager in the Foodservice Division. Ms. Tyson has been a director of the Company since 1988.

Lloyd V. Hackley, Age 55; President, North Carolina Community College System. Mr. Hackley was Chancellor and Tenured Professor of Political Science at the Fayetteville State University, Fayetteville, North Carolina, from 1988 to 1995. Mr. Hackley has been a director of the Company since 1992.

Donald E. Wray, 59; President and Chief Operating Officer of the Company. Mr. Wray was named President and Chief Operating Officer in April 1995 after serving as Chief Operating Officer since 1991, and Senior Vice President, Sales and Marketing Division since 1985. Mr. Wray has been a director of the Company since January 1994.

Gerald M. Johnston, 54; private investor. Mr. Johnston was Executive Vice President of Finance for the Company from 1981 to June 30, 1996, at which time he resigned and became a consultant to the Company. Mr. Johnston was elected as a member of the Board by the Board of Directors on June 27, 1996.

Each of the foregoing nominees is currently serving as a director of the Company and, with the exception of Mr. Johnston, was elected at the last Annual Meeting of Shareholders. John H. Tyson is the son of Don Tyson. Barbara A. Tyson is the widow of Randal Tyson, who was the brother of Don Tyson and uncle of John H. Tyson. There are no other family relationships among the foregoing nominees. By reason of their beneficial ownership of the Company's common stock, Don Tyson and the Tyson Limited Partnership are deemed to be controlling persons of the Company. None of the companies or organizations listed above is a parent, subsidiary or affiliate of the Company.

On August 22, 1996, Don Tyson entered into a Stipulation and Consent with the Securities and Exchange Commission pursuant to which Mr. Tyson, without admitting or denying any wrongdoing, consented and agreed to the entry of a Final Judgment permanently enjoining him from violating Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder and requiring the payment of a civil money penalty of $46,125. The Stipulation and Consent was entered as a Final Judgment on October 8, 1996, by the United States District Court for the Western District of Arkansas. The Stipulation and Consent arose as a result of the SEC's investigation of certain purchases and sales of common stock of Arctic Alaska Fisheries Corporation by Fred Cameron, an acquaintance of Mr. Tyson, in June 1992.

Unless otherwise designated, the enclosed proxy will be voted for the election of the foregoing eleven nominees as directors. To be elected as a director, each nominee must receive the favorable vote of a majority of the votes cast at the meeting. Shareholders are not entitled to cumulate voting with respect to the election of directors. The Board of Directors does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unavailable for election, all proxies will be voted for the election of a substitute nominated by the Board of Directors.

The Board of Directors (the "Board") does not have a standing nominating committee. The Board nominates persons to be nominees for director and will consider suggestions by shareholders for names of possible future nominees delivered in writing to the Secretary of the Company on or before September 30 in any year. The Board has a compensation committee whose primary function is to oversee the administration of the Company's employee benefit plans and establish the Company's compensation policies. See "Report of Compensation Committee" contained herein. This committee, comprised of Shelby D. Massey, Fred S. Vorsanger and Neely E. Cassady met one time and held one special telephonic meeting during fiscal 1996. The Compensation Committee has established a special subcommittee thereof comprised of Neely
E. Cassady and Fred S. Vorsanger for the purpose of administering the Company's performance-based compensation plans. The special subcommittee met twice during fiscal 1996. The Board has an audit committee to assist it in fulfilling its fiduciary responsibilities for the financial reporting of the Company. Members of the audit committee are Fred S. Vorsanger, Neely E. Cassady and John H. Tyson. The audit committee met four times during fiscal 1996.

The Board held four regularly scheduled meetings in fiscal 1996. All current directors, with the exception of Gerald M. Johnston who became a director in June 1996, attended all of the meetings.


                     PROPOSAL TO APPROVE AMENDMENT TO
            AMENDED AND RESTATED NONSTATUTORY STOCK OPTION PLAN

The Company's Amended and Restated Nonstatutory Stock Option Plan of 1982 (the "NSO Plan") was originally adopted and approved by the shareholders of the Company on February 25, 1983. The purpose of the NSO Plan is to provide key employees the opportunity to acquire a proprietary interest in the Company through the purchase of shares of Class A Common Stock, thereby more closely aligning their interests with that of the Company's shareholders.

At the Annual Meeting, shareholders will be requested to approve the NSO Plan Proposal which would increase in the number of shares authorized for issuance thereunder by 4,000,000 shares. The NSO Plan Proposal has been approved by the Board.

The NSO Plan currently authorizes the granting of stock options and stock appreciation rights ("SARs") to purchase or acquire up to 5,500,000 shares of Class A Common Stock. As of December 1, 1996, approximately 60,525 shares of Class A Common Stock were available for issuance under the NSO Plan. The NSO Plan Proposal would increase the maximum number of shares authorized for issuance under the NSO Plan to 9,500,000, subject to adjustment as provided in the NSO Plan for certain changes in the Company's capital structure, and the number of shares currently available for grant thereunder to 4,060,525. The NSO Plan is currently scheduled to expire on March 31, 2000, unless otherwise extended by the Board.

The NSO Plan is solely administered by the Special Committee of the Compensation Committee of the Board and is intended to qualify as a "performance-based" plan under OBRA, as defined (see "Report of Compensation Committee" for a more detailed description of the Special Committee and OBRA). Under the NSO Plan, the Special Committee may, in its discretion, grant options which are not subject to, and do not meet the requirements for special tax treatment under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Any options granted must have an exercise period of no more than ten years. Additionally, the exercise price per share for each option may not be less than the fair market value of the underlying shares on the date of the grant. Options may be exercised upon notice to the Company and payment of the option exercise price in cash. Additionally, if approved by the Special Committee, the exercise price for an option may also be satisfied by delivery of already owned shares of Class A Common Stock, valued at its fair market value as of the time of exercise, or a combination of shares and cash, equal in the aggregate to the option exercise price.

In addition to options, the NSO Plan also provides for the grant of SARs which may be granted either (i) alone, (ii) simultaneously with the grant of an option and in conjunction therewith or in the alternative thereto, or
(iii) subsequent to the grant of an option. An SAR entitles the holder, upon exercise of such SAR, to receive from the Company shares of Class A Common Stock, cash or any combination of the two as specified in the exercise request (but subject to the approval of the Special Committee with respect to any cash payment) having an aggregate value equal to the product of (i) the excess of the fair market value on the date of exercise over the exercise price per share specified in such SAR or its related option, multiplied by (ii) the number of shares for which such SAR may be exercised.

Under currently applicable provisions of the Internal Revenue Code, an optionee will not be deemed to receive any income for federal income tax purposes upon the grant of any option or SAR under the NSO Plan, nor will the Company be entitled to a tax deduction at that time. Upon the exercise of an option or SAR, the optionee will be deemed to have received ordinary income in an amount equal to the difference between the exercise price and the market price of the shares on the exercise date. The Company will be allowed an income tax deduction equal to the excess of market value of the shares on the date of exercise over the cost of such shares to the optionee.

As noted above, the NSO Plan provides that "key employees" of the Company are eligible to participate therein. The term "key employee" is defined to include employees, officers, directors, consultants and independent contractors who render services which tend to materially contribute to the success of the Company. No determination has been made with respect to future recipients of options or SARs under the NSO Plan and it is not possible to specify the names or positions of persons to whom options or SARs will be granted, or the number of shares, within the limitations of the NSO Plan, as amended, to be covered by such options or SARs. However, as required by Securities and Exchange Commission rules, the following table shows the number and dollar value benefit of all options granted during fiscal 1996 to (i) the Senior Chairman of the Board, (ii) the Chief Executive Officer, (iii) each of the other named executive officers, (iv) all current executive officers as a group, (v) all non-executive directors as a group, and (vi) all non-executive officers and employees as a group:

                             NEW PLAN BENEFITS
            AMENDED AND RESTATED NONSTATUTORY STOCK OPTION PLAN
            ===================================================

                                                             Number of
          Name and Position               Dollar Value       Options(1)
          =================               ============       ==========
Don Tyson                                $    ---                ---
 Senior Chairman of the Board

Leland E. Tollett                             ---                ---
 Chairman and Chief Executive Officer

Donald E. Wray                              128,125             25,000
 President and Chief Operating Officer

David S. Purtle                             160,000             32,500
 Executive V.P., Operations,
 Warehousing and Transportation

Greg W. Lee                                 160,000             32,500
 Executive V.P., Sales, Marketing
 and Technical Services

Executive Group                             835,875(2)         173,000
Non-Executive Director Group                  ---                ---
Non-Executive Officer Employee Group      5,012,863(2)       1,156,850

(1)  Represents fiscal 1996 option grants.

(2) Dollar value benefit based upon closing price of Company's Class A Common Stock as of September 28, 1996. These options were granted at exercise prices of $22.75 and $21.875 per share, which were the fair market values of the underlying shares on the date of grant.

On September 28, 1996, the closing price of the Company's Class A Common Stock, as listed on the Nasdaq National Market was $27.00 per share.

Approval of the NSO Plan Proposal will require the affirmative vote of the majority of votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock voting together as a single class. The Board recommends a vote FOR the NSO Plan Proposal.

               EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table shows all the cash compensation paid or to be paid by the Company or any of its subsidiaries, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the Senior Chairman, the Chairman and Chief Executive Officer, and the three highest paid executive officers of the Company for such period in all capacities in which they served:

                        SUMMARY COMPENSATION TABLE
                 Annual Compensation          Long-Term Compensation Awards
                 -------------------          -----------------------------
Name and                            Other Annual                All Other
Principal                            Compensa-   Options/       Compensa-
Position  Year   Salary     Bonus      tion         SARs        tion(2,3,4)
===========================================================================
Don Tyson,
 Senior Chairman of the Board
        1996     $720,000      -0-   $979,839(1)       -0-         $ 51,120
        1995      720,000      -0-    973,776(1)       -0-          155,562
        1994      630,000    792,000  723,756(1)       -0-          142,147

Leland E. Tollett,
 Chairman and Chief Executive Officer
        1996     $607,500      -0-      N/A            -0-          $43,132
        1995      600,000      -0-      N/A            -0-           55,800
        1994      513,750    660,000    N/A            -0-           38,776

 Donald E. Wray,
 President and Chief Operating Officer
        1996     $398,869      -0-      N/A         25,000          $28,319
        1995      379,688      -0-      N/A            -0-           31,907
        1994      299,955    247,500    N/A            -0-           23,551

David S. Purtle,
 Executive V.P., Operations, Warehousing and Transportation
        1996     $294,062      -0-      N/A         32,500          $20,878
        1995      278,438      -0-      N/A          2,500           22,794
        1994      246,163    151,250    N/A            -0-           19,381

Greg W. Lee,
 Executive V.P., Sales, Marketing, and Technical Services
        1996     $275,000      -0-      N/A         32,500          $19,525
        1995      253,750      -0-      N/A          2,500           18,017
        1994      198,958    137,500    N/A            -0-           15,586






                                  10

(1) In 1996, "Other Annual Compensation" for Mr. Tyson includes travel and entertainment costs and amounts reimbursed for estimated income tax liability related thereto of $571,720 and $398,119, respectively. In 1995, "Other Annual Compensation" for Mr. Tyson includes travel and entertainment costs and amounts reimbursed for estimated income tax liability related thereto of $566,046 and $380,245, respectively. In 1994, "Other Annual Compensation" for Mr. Tyson includes travel and entertainment costs and amounts reimbursed for estimated income tax liability related thereto of $412,637 and $299,539, respectively.

(2) In 1996, "All Other Compensation" includes the following for Messrs. Tyson, Tollett, Wray, Purtle and Lee: (i) Company matching contributions to the Employee Stock Purchase Plan of $36,000; $30,375; $19,943; $14,703 and $13,750 for each named executive, respectively, and (ii) Company contributions to the Executive Savings Plan of $15,120; $12,758; $8,376; $6,175 and $5,775 on behalf of each named executive, respectively, to match a portion of 1996 pretax elective deferral contributions (included under salary) made by each person to such plans. There were no premium payments under split dollar life insurance policies on Mr. Tyson in 1996.

(3) In 1995, "All Other Compensation" includes the following for Messrs. Tyson, Tollett, Wray, Purtle and Lee: (i) Company matching contributions to the Employee Stock Purchase Plan of $36,000; $30,000; $18,984; $13,922 and $12,688 for each named executive, respectively, and (ii) Company contributions to the Executive Savings Plan of $30,960; $25,800; $12,923; $8,872 and $5,329 on behalf of each named executive, respectively, to match a portion of 1995 pretax elective deferral contributions (included under salary) made by each person to such plans. Also includes $88,602, representing the dollar value benefit of premium payments under split dollar life insurance policies on Mr. Tyson for which the Company will be reimbursed for premiums paid.

(4) In 1994, "All Other Compensation" includes the following for Messrs. Tyson, Tollett, Wray, Purtle and Lee: (i) Company matching contributions to the Employee Stock Purchase Plan of $31,500; $25,687; $14,998; $12,308 and $9,948 for each named executive, respectively, and (ii) Company contributions to the Executive Savings Plan of $20,230; $13,089; $8,553; $7,073 and $5,638 on behalf of each named executive, respectively, to match a portion of 1994 pretax elective deferral contributions (included under salary) made by each person to such plans. Also includes $90,417, representing the dollar value benefit of premium payments under split dollar life insurance policies on Mr. Tyson for which the Company will be reimbursed for premiums paid.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR
                  ======================================
The following table shows all individual grants of stock options to the named executives during the fiscal year ended September 28, 1996.


                Individual Grants
            =========================                  Potential Realizable
              Number of                                   Value at Assumed
             Securities                                   Annual Rates of
             Underlying  % of Total                          Stock Price
              Options/  Options/SARs   Exercise             Appreciation
                SARS     Granted to    or Base  Expira-  for Option Term(2)
               Granted    Employees     Price    tion  --------------------
Name             (1)    In Fiscal Year  ($/Sh)   Date       5%      10%
----             ---    --------------  ------   ----       --      ---
Don Tyson        ---         ---          ---     ---      ---      ---

Leland E. Tollett---         ---          ---     ---      ---      ---

Donald E. Wray  25,000       8.3%      $21.875  3/10/06  $343,977 $871,578

David S. Purtle  7,500       0.7%       22.750 11/19/05   107,305  271,932
                25,000       8.3%       21.875  3/10/06   343,977  871,578

Greg W. Lee      7,500       0.7%       22.750 11/19/05   107,305  271,932
                25,000       8.3%       21.875  3/10/06   343,977  871,578

(1) These shares were granted with respect to the Company's Class A Common Stock for a ten-year period beginning as of November 20, 1995, and March 15, 1996. The options do not qualify as "incentive stock options" under the Internal Revenue Code. The exercise prices of $22.75 and $21.875 were the fair market value of the Class A Common Stock on the dates of the grants. Vesting at 20% begins on November 20, 1998, the end of the third year, and continues at 20% for each subsequent year until all shares are vested on March 10, 2003. Options not exercised expire on March 10, 2006. Unvested options are forfeited upon termination of employment.

(2) As required by Securities and Exchange Commission rules and regulations, potential realizable values are based on the assumption that the Class A Common Stock price appreciates at the annual rates shown compounded annually from the date of grant until the end of the ten-year option term and is not intended to forecast appreciation in stock price.

Tyson's stock price at the end of the ten-year term based on a 5% annual appreciation would be $35.63 and $37.05; and on a 10% annual appreciation would be $56.73 and $59.01.

                     OPTION/SAR EXERCISES AND HOLDINGS
                     =================================
The following table sets forth information with respect to the named executives concerning unexercised options and SARs held as of the end of the fiscal year.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION/SAR VALUES
===========================================================================
                                             Number of
                                             Securities         Value of
                                             Underlying        Unexercised
                                             Unexercised      In-the-Money
                                             Options/SARs     Options/SARs
                                              at FY-End       at FY-End(1)
                                            -------------   ---------------
                  Shares                   Unexercised
                Acquired on   Value      Exer-    Unexer-   Exer-   Unexer-
Name             Exercise     Realized  cisable   cisable  cisable  cisable
----            ------------  --------  -----------------  ----------------
Don Tyson              ---           ---     ---     ---       ---      ---

Leland E. Tollett      ---           ---   2,500  10,000   $13,438  $53,750

Donald E. Wray         ---           ---   2,500  35,000    13,438  181,700

David S. Purtle        ---           ---   2,500  45,000    13,438  226,875

Greg W. Lee            ---           ---   2,500  45,000    13,438  226,875

(1) Amounts represent the market value ($27.00) less the exercise or base price for all shares underlying unexercisable options as of September 28, 1996.

Director Compensation
---------------------
Neely E. Cassady, Fred S. Vorsanger, Lloyd V. Hackley, Shelby D. Massey, and Joe F. Starr, outside directors serving on the board, receive an annual retainer of $25,000, while Don Tyson, Leland E. Tollett, John H. Tyson, Barbara A. Tyson, Donald E. Wray, and Gerald M. Johnston, directors who are also employees or consultants of the Company, receive $2,500 per meeting. Outside directors are compensated at the rate of $1,000 per day for time spent on board-related activities.

Arrangement Upon Termination of Employment
------------------------------------------
The Company has an employment contract with Don Tyson which provides for his active employment at a minimum salary of $720,000 per annum through December 31, 1997, which employment is automatically extended for successive one year periods thereafter, unless terminated by either the

Company or Mr. Tyson upon proper notice. If Mr. Tyson becomes disabled while serving as a full-time employee of the Company, he would be entitled to an annual salary during the period of such disability in an amount equal to the lesser of (i) one-half of his average total compensation (salary plus bonuses) for the three years immediately prior to the date of his disability, or (ii) $720,000, as adjusted to reflect increases in the Consumer Price Index. In the event of his death while serving as a full-time employee of the Company, annual payments would be made to his heirs for a period of ten years in an amount equal to (i) 50% of his average annual salary for the three years immediately prior to the date of his death, or (ii), if Mr. Tyson dies while receiving disability payments, the amount of his annual disability benefits. The death and disability benefits are funded by life insurance paid for by the Company of which it is also the sole beneficiary. Upon Mr. Tyson's retirement from active employment, he will receive for the remainder of his life annual compensation for certain advisory services he has agreed to perform, an amount equal to his disability benefits, calculated from the date of his retirement. The contract provides that the Company may not merge or consolidate with any other organization unless such organization expressly assumes the duties of the Company set forth in the contract. Accordingly, the contract could have the effect of deterring attempts to acquire control of the Company which involve such transactions and are opposed by Mr. Tyson.

                     REPORT OF COMPENSATION COMMITTEE

The Compensation Committee (the "Committee") of the Board was comprised during fiscal 1996 of Messrs. Shelby D. Massey, Fred S. Vorsanger and Neely
E. Cassady. The Committee oversees the administration of the Company's employee benefit plans and establishes policies relating to compensation of employees. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions relating to certain of the Company's compensation plans which require approval and administration solely by a committee comprised of "outside/disinterested directors." Effective November 18, 1994, the Committee approved the formation of a special subcommittee (the "Special Committee") comprised of Messrs. Vorsanger and Cassady for the purpose of administering awards under the Company's performance-based compensation plans as required by the Omnibus Budget Reconciliation Act of 1993 ("OBRA").

The following is a report submitted by the above-listed committee members in their capacity as the Compensation Committee of the Board, addressing the Company's compensation policy as it related to executive officers for fiscal 1996.

Compensation Policy
-------------------
The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation with bonuses based upon corporate performance and individual initiatives and performance.

Measurement of corporate performance is primarily based on Company goals and industry performance levels. Accordingly, in years in which performance goals and industry levels are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. Annual cash compensation, together with the payment of equity-based, incentive and deferred compensation, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company. All executive officers, and management in general, are eligible for and do participate in incentive and deferred compensation plans.

In 1993, Congress enacted OBRA which, among other things, provides that compensation paid to certain covered executive officers in excess of $1,000,000 annually does not qualify for deduction by the Company unless such compensation is "performance-based." Except with respect to Mr. Tyson, whose fiscal 1996 non-performance-based compensation exceeded $1 million, OBRA is not expected to have an impact or result in the loss of a deduction with respect to cash compensation paid to the Company's executives during the last fiscal year. With respect to stock-based compensation, the Company's Amended and Restated Nonstatutory Stock Option Plan takes advantage of an exemption from OBRA for stock option grants.

Performance Measures
--------------------
In evaluating annual executive compensation for fiscal 1996, the Committee subjectively considered a number of factors including earnings per share, return on assets, return on equity, sales growth and total return to shareholders. These factors are compared with problems and advantages that are unique to the industry, performance in prior years and performance of other companies in the industry. Although the Company has a diversified food products line, approximately 78% of the Company's revenues in fiscal 1996 was derived from the sale of poultry and poultry products. Accordingly, the Company believes that its performance should be compared to that of other companies that are primarily poultry or poultry-product oriented to evaluate management performance. Therefore, the Company compares its performance against a peer industry group currently consisting of Hudson Foods, Inc., WLR Foods, Inc., Pilgrim's Pride Corporation, Sanderson Farms, Inc., Golden Poultry Company, Inc., and Cagle's, Inc. Although there are other producers of poultry and poultry products, the Committee believes that the percentage of poultry sales to total sales of the foregoing group more closely represents that of the Company.

Fiscal 1996 Compensation
------------------------
For fiscal 1996, the Company's executive compensation program consisted of
(i) base salary, adjusted from the prior year, (ii) matching contributions to incentive and deferred compensation plans, (iii) stock option grants under the Company's Nonstatutory Stock Option Plan, and (iv) contributions under the Company's broad-based Stock Purchase Plan which are fixed as a percentage of employee participant contributions. No cash bonuses were paid in fiscal 1996.

Base Salary
-----------
Executives' base salaries are reviewed annually to determine if such salaries fall within the range of those persons holding comparably responsible positions at other companies. In reviewing base salaries, national surveys prepared by third-party consultants are utilized. The surveys are not limited to the Company's peer industry group but rather are comprised of regional and national companies of similar size and complexity. Individual salaries are also based upon an evaluation of other factors, such as individual past performance, potential with the Company and level and scope of responsibility. The Committee believes that the base salaries of the Company's executive officers as a whole approximate the median level derived from comparative survey data.

Cash Bonuses
------------
Cash bonuses have historically been awarded to executives from a bonus pool determined annually by the Committee upon the recommendation of management. The amount of the bonus pool has been based upon a subjective determination after considering a number of factors including attainment of performance goals, prior year's performance, performance of the peer industry group, general economic conditions, and the relative mix between cash and long-term compensation. A number of events occurred in fiscal 1996 that affected achievement of the Company's performance goals including (i) the highest grain costs on record, (ii) excess supply of competing meats, and (iii) the temporary ban of imports of U.S. chicken into Russia. Fiscal 1996 earnings per share decreased by 60% compared to 1995, with a total decrease over five years of 42.9%. Return on beginning assets for fiscal 1996 was 2% compared to 6% in fiscal 1995. Return on average shareholders' equity for 1996 was approximately 5.8% compared to 16.0% in 1995. Total return to shareholders (total stock price plus reinvested dividends) for 1996 was 1.0%, compared to 12.3% in 1995 with a total return over the past five years of 6.5%.

Despite the challenges posed by the factors described above, the dedicated efforts of the Company's executives allowed it to achieve record sales and increase market share. Sales in fiscal 1996 increased 17.1% over sales from fiscal 1995, with a total increase over the last five years of approximately 64.6% or 10.5% compounded annually. However, because of the Company's performance in other areas (primarily earnings per share) and because of the operating environment present in the industry over the past year, the Committee did not approve bonuses for fiscal 1996.

The Company has implemented a new bonus plan for fiscal 1997, designed to apply more objective criteria to the determination of executive compensation. Under this arrangement, bonus compensation will be primarily based upon the attainment of two performance goals -- minimum net return on assets and specific increases in earnings per share over the previous year. For example, in fiscal 1997, executives will only be entitled to receive bonus compensation at 100% of targeted levels upon the Company's attainment of these goals which are presently set at a 7% return on beginning assets coupled with a 10% increase in earnings per share.

Stock Based Compensation
------------------------
The Committee approves long-term compensation from time to time in the form of stock-based compensation with a view towards more closely aligning the interests of executives and other managers with the interests of shareholders. The Committee believes that stock options are an effective incentive for executives and managers to create value for shareholders since the value of an option bears a direct relationship to appreciation in the Company's stock price. The determination of whether to grant stock options, whether on an aggregate or individual basis, has been delegated to and is in the discretion of the Special Committee. In making such determination, the Special Committee reviews the Company's performance as determined by the price of its stock, the relation of long-term compensation to cash compensation, the perceived need of providing additional incentives to executives and managers to increase shareholder value, the number and frequency of option grants in prior years and individual performance and potential contribution to the Company. Based upon these factors, the Special Committee, during fiscal 1996, granted options on November 20, 1995, to purchase a total of 1,119,850 shares of Class A Common Stock to executive officers and managers at an exercise price of $22.750 per share and 300,000 shares of Class A Common Stock on March 12, 1996, at $21.875 per share, which equaled the fair market value of the stock on the dates of grants. (Such options were not Incentive Stock Options under the Internal Revenue Code, which means that the officers will have to pay taxes upon the exercise of the options and the Company will receive a corresponding tax deduction.) In light of previous grants and existing compensation levels, the Special Committee did not deem it appropriate to grant options to the Company's two most senior executive officers as described in the Summary Compensation Table. The Committee did not award any restricted shares of Class A Common Stock under the Company's Restricted Stock Bonus Plan.

Senior Chairman and CEO Compensation
------------------------------------
The general approach used in setting the base compensation for Don Tyson, the Company's Senior Chairman, and Leland E. Tollett, Chairman and Chief Executive Officer, is to provide compensation which is competitive with that of other companies of similar size, while encouraging and rewarding corporate performance in line with the interests of shareholders. While Mr. Tyson's base salary is set by contract, the Committee believes that Mr. Tollett's base salary is below the median level of compensation for similar positions in similar sized companies.

Effective fiscal 1995, the Special Committee (with the approval of the Shareholders of the Company) adopted the Executive Bonus Plan for Messrs. Tyson and Tollett in order to comply with the provisions of OBRA. The performance-based plan provides that Messrs. Tyson and Tollett are entitled to receive a pro-rata percentage of a "bonus pool" to be funded up to an annual aggregate maximum amount in any fiscal year equal to 1% of the Company's pre-tax income (as defined in the plan) for the fiscal year plus 0.5% of the increase in pre-tax income over the previous fiscal year. The Special Committee retains full discretion to reduce or eliminate bonus payments otherwise payable under the Senior Executive Performance Bonus Plan.

Based upon Messrs. Tyson's and Tollett's pro-rata percentage of the bonus pool, the Special Committee has determined that they would have been eligible for a cash bonus in fiscal 1996 of $927,899 and $397,671, respectively. However, because (i) no bonuses were being granted to other executives and (ii) Messrs. Tyson and Tollett made it clear that they would not accept any bonuses if granted, the Special Committee did not award any bonuses to either Mr. Tyson or Mr. Tollett. Mr. Tyson's determination to forego payment under the Senior Executive Bonus Plan was based in part upon his receipt of other compensation during fiscal 1996, including reimbursements for travel and entertainment as disclosed in the Summary Compensation Table.

Summary
-------
The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interest. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Committee believes that compensation levels during fiscal 1996 adequately reflect the Company's compensation goals and policies.

                                               Shelby D. Massey
                                               Fred S. Vorsanger*
                                               Neely E. Cassady*


*Members of Special Committee

                            COMPANY PERFORMANCE
                            -------------------

The following graph shows a five year comparison of cumulative total returns for the Company, the S&P 500 composite index and an index of peer companies selected by the Company.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    (Tyson Foods, S&P 500, Peer Group)
              ===============================================
              Base    Return    Return    Return    Return    Return
              Sept.    Sept.     Sept.     Sept.     Sept.     Sept.
              1991     1992      1993      1994      1995      1996
              ====    ======    ======    ======    ======    ======
Tyson Foods   100     114.99    110.05    123.94    139.26    138.64

S&P 500       100     107.72    118.32    119.29    150.68    177.21

Peer Group
Weighted      100     108.34    137.24    184.19    167.90    171.79
Average

                    ===================================
                    Source S&P Compustat Services, Inc.

The total cumulative return on investment (change in the year end stock price plus reinvested dividends) for each of the periods for the Company, the peer group and the S&P 500 Composite is based on the stock price or composite index at the end of fiscal 1991.

The above graph compares the performance of the Company with that of the S&P 500 Composite, and a group of peer companies with the investment weighted on market capitalization. Companies in the peer group are as follows: Hudson Foods, Inc., WLR Foods, Inc., Pilgrim's Pride Corp., Sanderson Farms, Inc., Golden Poultry Company, Inc., and Cagle's, Inc. These companies were approved by the Compensation Committee.

                           CERTAIN TRANSACTIONS
                           ====================

The Company has historically engaged in loans, lease agreements and other transactions with various of its officers, directors and their affiliates. The following summarizes such transactions in excess of $60,000 to which the Company was a party during fiscal 1996. The Company anticipates that it will continue to engage in similar transactions with such persons in the future.

Loans
-----
During fiscal 1996, other than for ordinary travel and expense payments, the Company has made no loans or advances to any of its officers, directors or affiliates.

Other Transactions
------------------
The following list is a summary of transactions between the Company and its executive officers, directors, nominees, principal shareholders and other related parties. Most of the farm leases are for specialized swine farrowing and rearing facilities. Because of the specialized nature of the Company's business, certain investors, some of whom are directors and officers, have agreed to build swine or poultry facilities designed to meet the Company's particular requirements. These facilities are generally leased for between three and ten year terms with renewal options in favor of the Company. The Company anticipates that it will continue such leases under terms of the respective renewal options.

1. During fiscal 1996, the Company leased certain farms from the following with aggregate lease payments as follows: (i) Don Tyson, $759,000; (ii) a partnership, of which John H. Tyson and the Estate of Randal Tyson are partners, $336,000; (iii) a partnership in which Joe F. Starr and the children of Don Tyson, including John H. Tyson, are partners, $1,333,080;
(iv) the Tyson Children Partnership of which John H. Tyson is a partner, $597,500; (v) Estate of Randal Tyson, $120,000; (vi) Estates of John and Helen Tyson, of which Don Tyson is executor, $27,965; (vii) Leland E. Tollett, $224,623; (viii) certain entities controlled by Joe F. Starr, $105,500; (ix) Gerald M. Johnston, $424,710; (x) a partnership in which Gerald M. Johnston and Donald E. Wray are among the partners, $98,880; and
(xi) an entity of which Wayne Britt, Executive Vice President and Chief Financial Officer, is affiliated, $150,037.

2. The Company has an aircraft operation agreement with the Estates of John and Helen Tyson, on a month-to-month basis with aggregate obligations of $230,592 for fiscal 1996. Additionally, the Company has a lease arrangement with Don Tyson for the use of a boat with aggregate payments of $226,560.

3. The Company is leasing various properties including four hatcheries, a cold storage distribution facility and the Company's administrative offices from the Tyson Foods, Inc. Employee Profit Sharing Trust for terms ending November 1998 with aggregate lease payments of $3,621,727 during fiscal 1996.

4. A subsidiary of the Company, Cobb-Vantress, Inc., has a contract for a breeder hen Research and Development farm with Leland E. Tollett with aggregate payments of $674,077 during fiscal 1996.

5. Certain persons, including some officers and directors, are engaged in poultry and swine growout operations whereby these persons purchase from the Company baby chicks, feeder pigs, feed, veterinary and technical services, supplies and other related items necessary to grow these livestock to market age, at which time they are sold either to the Company or to unrelated parties. For fiscal 1996, the purchases from the Company of the above-enumerated items, which were at fair market value, by such persons were: Don Tyson, $6,589,345; Joe F. Starr, $1,720,825; Barbara A. Tyson, $1,598,409; and John H. Tyson, $1,780,169.

6. The Company has a contract for poultry growout services with an entity in which Donald E. Wray and Gerald M. Johnston are partners with aggregate payments of $189,808 during fiscal 1996.

7. The Company has entered into an agreement with entities of which Don Tyson is a principal, with respect to the operation of a waste water treatment plant which is located adjacent to and services the Company's chicken processing facility in Nashville, Arkansas, with aggregate payments by the Company of $2,628,457 for fiscal 1996 pursuant to such agreement. Additionally, the Company has entered into an agreement with the Tyson Limited Partnership and another entity in which Don Tyson is a principal, with respect to the operation of a wastewater treatment plant which is located adjacent to and services a processing facility in Springdale, Arkansas, with aggregate payments by the Company of $1,888,951 for fiscal 1996 pursuant to such agreement.

   COMPLIANCE WITH SECTION 16(a) of the SECURITIES EXCHANGE ACT of 1934
   =====================================================================

The Company's directors and executive officers are required to file under the Securities Exchange Act of 1934 reports of ownership and changes of ownership with the Securities and Exchange Commission.

Based solely on information provided to the Company by individual directors and executive officers, the Company believes that during the preceding year all filing requirements applicable to directors and executive officers have been complied with.

                          AUDITORS TO BE PRESENT
                          ======================

A representative of Ernst & Young LLP, the Company's auditors for fiscal 1996 and the current year, is expected to be in attendance at the Annual Meeting and will be afforded the opportunity to make a statement. The representative will also be available to respond to appropriate questions.

                           SHAREHOLDER PROPOSALS
                           =====================

Proposals of shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company on or before August 8, 1997, in order to be eligible for inclusion in the Company's proxy statement and form of proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.
                         EXPENSES OF SOLICITATION
                         ========================

The cost of soliciting proxies will be borne by the Company. Solicitations may be made by officers, directors and employees of the Company personally or by mail, telephone, telegraph or other similar means of communication. Solicitation by such persons will be made on a part-time basis and no special compensation other than reimbursement of actual expenses incurred in connection with such solicitation will be paid.

                     ADDITIONAL INFORMATION AVAILABLE
                     ================================

UPON WRITTEN REQUEST OF ANY SHAREHOLDER, THE COMPANY WILL FURNISH A COPY OF THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. THE WRITTEN REQUEST SHOULD BE SENT TO THE SECRETARY, AT THE COMPANY'S EXECUTIVE OFFICE. THE WRITTEN REQUEST MUST STATE THAT AS OF NOVEMBER 18, 1996, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF CAPITAL STOCK OF THE COMPANY.


                               OTHER MATTERS
                               =============

So far as is now known, there is no business other than that described above to be presented to the shareholders for action at the Annual Meeting. Should other business come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE, IF MAILED IN THE UNITED STATES.

                                    By Order of the Board of Directors



                                             Mary Rush
                                             Secretary

December 6, 1996

                       APPENDICES TO PROXY STATEMENT

(FRONT)

TYSON FOODS, INC.                            PROXY/VOTING INSTRUCTION CARD

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS, JANUARY 10, 1997

The undersigned shareholder(s) of TYSON FOODS, INC. hereby appoint(s) Don Tyson and Joe F. Starr, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the Annual Meeting of Shareholders to be held at the Walton Arts Center, Fayetteville, Arkansas, on January 10, 1997, at 10:00 a.m. local time, and at any adjournments or postponements thereof, for the transaction of the following business:

To elect eleven (11) members to the Board of Directors:
     Don Tyson, John H. Tyson, Joe F. Starr, Neely Cassady,
     Fred S. Vorsanger, Leland E. Tollett, Shelby Massey,
     Barbara Tyson, Lloyd V. Hackley, Donald E. Wray, Gerald M. Johnston

To approve an amendment to the Company's Amended and Restated Nonstatutory Stock Option Plan which would increase the number of shares authorized for issuance by 4,000,000 shares.

To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

(BACK)

Please mark your votes as in this example. [X]

UNLESS OTHERWISE INSTRUCTED HEREON, IT IS INTENDED THAT THE PROXIES WILL VOTE THESE SHARES FOR THE ELECTION OF THE NAMED NOMINEES.

                                                 FOR    WITHHOLD
1. Election of Directors (See Reverse)           [_]      [_]

If you wish to withhold authority to vote for any nominee(s), list such nominee(s) below.


------------------------------------------------------------------------

                                                 FOR   WITHHOLD   ABSTAIN
2. To approve an amendment to the Company's      [_]     [_]        [_]
Amended and Restated Nonstatutory Stock Option
Plan which would increase number of authorized shares for issuance thereunder.

                                                 FOR   WITHHOLD   ABSTAIN
3. To consider and act upon such other business  [_]     [_]        [_]
as may properly come before the Annual Meeting and any other adjournments or postponements thereof.


I PLAN TO ATTEND THE MEETING   [_]

                                  (The signature(s) should be exactly as
                                  the name(s) appears at left. If stock is in the name of (i) two or more persons, each should sign; (ii) a corporation, the president or other authorized officer should sign; (iii)a partnership, an authorized person should sign in the partnership name. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary should state their full title.)

Please sign, date and return this proxy as soon as possible.


-------------------------------------------------
SIGNATURE(S)                           DATE


-------------------------------------------------
SIGNATURE(S)                           DATE

                       TYSON FOODS, INC.


                      AMENDED AND RESTATED

                 NONSTATUTORY STOCK OPTION PLAN

















Adopted:  December 17, 1982

Amended and Restated:  September 5, 1987

Amended and Restated:  November 18, 1994

                       TYSON FOODS, INC.

                      AMENDED AND RESTATED

                 NONSTATUTORY STOCK OPTION PLAN

1. ESTABLISHMENT, PURPOSE AND DEFINITIONS.

(a)The Tyson Foods, Inc. Nonstatutory Stock Option Plan (the "Plan") was originally adopted by the Board of Directors of Tyson Foods, Inc. (the "Company") on December 17, 1982 and was originally approved by majority vote of the stockholders of the Company on February 25, 1983. The Plan has been subsequently amended by the Board of Directors of the Company on September 5, 1987 and November 18, 1994 is hereby restated in such amended form.
(b)The purpose of the Plan is to provide a means whereby key employees and independent contractors of the Company or its affiliates may be given an opportunity to purchase shares of the Class A Common Stock of the Company (the "Stock") pursuant to options which do not qualify as "incentive stock options" under Section 422A of the Internal Revenue Code. In addition, key employees may be awarded stock appreciation rights ("Rights") payable in Stock or cash, or any combination thereof, as provided herein.
(c)The term "key employee" or "key employees" herein shall mean one or more (i) employees of the Company or its affiliates, and (ii) officers, directors and consultants, whether employees or independent contractors, who render those types of services which tend to contribute materially to the success of the Company or an affiliate or which reasonably may be anticipated to contribute materially to the future success of the Company or an affiliate.
(d)The term "affiliates" as used in the Plan means parent or subsidiary corporations, as defined in Section 425 of the Internal Revenue Code (but substituting "Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Plan.

2. STOCK SUBJECT TO THE PLAN.

(a)The total number of shares of Stock which either may be purchased pursuant to the exercise of options granted under the Plan or acquired pursuant to the exercise of Rights granted under the Plan shall not exceed, in the aggregate, 5,500,000 shares (which amount reflects all adjustments through November 18, 1994 and is subject to future adjustment in accordance with paragraph 2(b)) (the "Total Plan Shares"). Accordingly, the sum of
(i) the number of shares of Stock subject at any time to options or Rights granted under the Plan and (ii) the number of shares of Stock then outstanding pursuant to exercises of options or Rights granted under the Plan shall not exceed the Total Plan Shares. Additionally, the maximum number of shares of Stock subject to option and Rights granted to an "executive officer" of the Company during any calendar year (as determined by the Company's Board of Directors from time to time) shall not exceed 2% of the Total Plan Shares. As the Committee (as hereinafter defined) may determine from time to time, the shares of Stock subject to options or Rights granted under the Plan may consist either in whole or in part of shares of authorized but unissued Stock, or shares of authorized and issued Stock reacquired by the Company. If an option or Right is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option or Right but as to which the option or Right had not been exercised shall continue to be available under the Plan.

(b)If  there  shall be any change in the Stock subject to the Plan  or  the
Stock subject to any option or Right granted hereunder, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, appropriate adjustment shall be made by the
Committee to the Total Plan Shares and the number of shares and price per share subject to outstanding options or Rights in order to preserve, but not to increase, the benefits of the holder; provided, however, that subject to any required action by the stockholders, if the Company shall not be the surviving corporation in any merger, consolidation, or reorganization, every option or Right outstanding hereunder shall terminate, unless the surviving corporation shall (subject to any applicable provisions of the Internal Revenue Code) assume (with appropriate changes) the outstanding options or Rights or replace them with new options or Rights of comparable value. Notwithstanding the preceding proviso, if such surviving corporation does not so assume or replace the outstanding options or Rights hereunder, each holder shall have the right immediately prior to such merger, consolidation or reorganization to exercise his outstanding option(s) or Right(s).

3. ELIGIBILITY.

Persons who shall be eligible to have granted to them the options or Rights provided for by the Plan shall be such bona fide key employees of the Company or its affiliates (including officers, whether or not they are directors) as the Committee in its discretion shall designate from time to time.

4. ADMINISTRATION OF THE PLAN.

(a)The Plan shall be administered by the Compensation Committee of the Board of Directors, or a Subcommittee thereof (the "Committee"), consisting of not less than two directors of the Company to be appointed by the Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee with or without cause. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. Each member of the Committee shall be (i) a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) an "outside director" as defined pursuant to Section 162(m) of the Omnibus Budget Reconciliation Act of 1993, as amended. The Committee shall select one of its members as chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee.
(b)The Committee may from time to time determine which key employees of the Company or any affiliates shall be granted options or Rights under the Plan and the terms thereof, and, subject to the provisions of paragraph 2 hereof, the number of shares which may be acquired under the options or Rights.
(c)The Committee shall report to the Board of Directors the names of persons granted options or Rights, the number of shares covered by each option or Right, and the terms and conditions of each such option or Right.
(d)The Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and to construe and interpret the Plan, the rules and regulations, and the instruments evidencing options, Rights and loans granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all holders of options or Rights.
(e)The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option or Right granted hereunder.

5. THE OPTION PRICE.

(a)The option price of the shares of Stock covered by each option shall not be less than the fair market value of such shares on the date the option is granted. Such price shall be subject to adjustment as provided in paragraph 2(b) hereof.
(b)The option price shall become due immediately upon exercise of the option and shall be payable in full in cash or cash equivalents; provided, however, that the Committee shall have the authority, exercisable at its discretion either at the time the option is granted or at the time it is exercised, to make the option payable in one of the alternative forms specified below:
     (i)full payment in shares of Stock having a fair market value  on the Exercise Date (as such term is defined below) equal to the option price; or
     (ii)a  combination of shares of Stock valued at fair market value on the Exercise Date and cash or cash equivalents, equal in the aggregate to the option price.
For purposes of this paragraph 5(b), the Exercise Date shall be the date on which the Company receives written notice of the exercise of the option, together with payment of the option price in the form authorized by the Committee.
(c)For purposes of determining the fair market value of Stock on any relevant date under subparagraph (a) or (b) above, the following rules shall apply:
     (i)If  the Stock is not at the time listed or admitted to trading on  a stock exchange or in the over-the-counter market under  the
     National   Association  of  Securities  Dealers,  Inc.  Automated
     Quotation System ("NASDAQ"), the fair market value shall  be  the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of
     general   circulation  selected  by  the  Company  and  regularly
     reporting the market price of the Stock in such market; or
     (ii)If the Stock is at the time listed or admitted to trading  in
     the   over-the-counter  market  under  NASDAQ  or  on  any  stock exchange, then the fair market value shall be the reported closing sale price of the Stock on the date in question on NASDAQ or on the principal exchange on which the Stock is then listed or admitted to trading, as the case may be. If no reported sale of Stock takes place on the date in question, then the reported
     closing  asked  price  of  the  Stock  on  such  date  shall   be
     determinative of fair market value.

(d)If any portion of the option price is paid by delivery of shares of Stock, the certificates representing such shares shall be presented to the Company in proper form for transfer accompanied by all requisite stock transfer tax stamps or cash in lieu thereof.

6. TERMS AND CONDITIONS OF OPTIONS.

Each option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement executed by the Company and the person to whom such option is granted. The term of each option shall be for such a period of time, not more than ten years from the date it is granted, as the Committee may determine. During the lifetime of the optionee, the option shall be exercisable only by the optionee or by his guardian or legal representative and shall not be assignable or transferable other than by will or the laws of descent and distribution. In addition, the Stock Option Agreement may contain such other terms, provisions and conditions as may be determined by the Committee including, without limitation, provisions relating to the effect upon exercisability of the death or termination of employment of the optionee, the extension of credit to the optionee by the Company or the guarantee by the Company of any loan to the optionee from a third party to finance the exercise of the option, and the terms of any Right granted with respect to the option.
During the term of each option granted pursuant to the Plan, the Committee, with the consent of the holder of the Option, may modify any or all of the terms, provisions and conditions of such option so long as such modified terms, provisions and conditions are otherwise permissible pursuant to the terms of the Plan as approved by the stockholders of the Company.

7. STOCK APPRECIATION RIGHTS.

(a)In  the  discretion of the Committee, a Right may be granted (i)  alone,
(ii) simultaneously with the grant of an option and in tandem therewith or in the alternative thereto or (iii) subsequent to the grant of an option and in tandem therewith or in the alternative thereto. Any Right shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Committee; provided that a Right granted alone shall be deemed exercised on the last day of its term if the Right is not otherwise exercised by the holder thereof and the fair market value of the shares of Stock subject to the Right exceeds the exercise price thereof on such date. During the lifetime of a holder, a Right shall be exercisable only by the holder or by his guardian or legal representative and shall not be assignable or transferable other than by will or the laws of descent and distribution.
(b)The exercise price of a Right granted alone shall be determined by the Committee, but shall not be less than one hundred percent (100%) of the fair market value of one share of Stock on the date of grant of such Right. A Right granted simultaneously with or subsequent to the grant of an option and in tandem therewith or in the alternative thereto shall have the same exercise price as the related option, shall be transferable only upon the same terms and conditions as the related option, and shall be exercisable only to the same extent as the related option; provided however, that a Right, by its terms, shall be exercisable only when the fair market value of the shares of Stock subject to the Right and related option exceeds the exercise price thereof.
(c)Upon exercise of a Right granted simultaneously with or subsequent to an option and in the alternative thereto, the number of shares of Stock for which the related option shall be exercisable shall be reduced by the number of shares of Stock for which the Right shall have been exercised. The number of shares of Stock for which a Right granted in the alternative to an option shall be exercisable shall be reduced upon any exercise of the related option by the number of shares of Stock (for which such option shall have been exercised.
(d)A Right shall entitle the holder to receive from the Company, upon a written request filed with the Corporate Secretary of the Company at its principal offices (the "Request"), a number of shares of Stock as specified in the Request (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), an amount of cash, or any combination of shares of Stock and cash, as set forth in the Request (but subject to the approval of the Committee, in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate value equal to the product of (i) the excess of the fair market value on the day of such Request of one share of Stock over the exercise price per share of Stock specified in such Right or its related option, multiplied by
(ii) the number of shares of Stock for which such Right shall be exercised; provided, however, that the Committee, in its discretion, may impose a maximum limitation on the amount of cash, the fair market value of shares of Stock, or a combination thereof, which may be received by a holder upon exercise of a Right.
(e)Any election by a holder of a Right to receive cash in full or partial settlement of such Right, and any exercise of such Right for cash, may be made only by a Request filed with the Corporate Secretary of the Company during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and profits and ending on the twelfth business day following such date. Within sixty (60) days of the receipt by the Company of a Request to receive cash in full or partial settlement of a Right or to exercise such Right for cash, the Committee shall, in its sole discretion, either consent to or disapprove, in whole or in part, such Request. If the Committee disapproves in whole or in part any election by a holder to receive cash in full or partial settlement of a Right or to exercise such Right for cash, such disapproval shall not affect such holder's right to exercise such Right at a later date, to the extent that such Right shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Committee. Additionally, such disapproval shall not affect such holder's right to exercise any related option or options granted to such holder under the Plan. Notwithstanding the foregoing, a holder or a Right shall not receive cash in full or partial settlement of such Right, or upon the full or partial exercise of such Right, if such Right or the related option shall have been exercised during the first six (6) months of its respective term; provided, however, that such prohibition shall not apply if the holder of such Right dies or becomes disabled (within the meaning of Section 105(d) (4) of the Internal Revenue Code) prior to the expiration of such six-month period, or if such holder is not a director or officer of the Company or a beneficial owner of the Company who is described in Section 16(a) of the Exchange Act.
(f)The fair market value of shares of Stock subject to Rights shall be determined in accordance with paragraph 5(c).

8. LOANS OR GUARANTEE OF LOANS.

The Committee may authorize the extension of a loan to an optionee by the Company (or the guarantee by the Company of a loan obtained by an optionee from a third party) in order to assist an optionee to exercise an option granted under the Plan. The terms of any Loans or guarantees, including the interest rate, if any, and terms of repayment, will be subject to the discretion of the Committee. Loans and guarantees may be granted with or without security, the maximum credit available being the exercise price of the option sought to be executed plus any tax liability incurred upon exercise of the option.

9. TERMINATION AND NEW GRANT OF OPTIONS OR RIGHTS.

The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected holders, the termination of any or all outstanding options or Rights under the Plan and to grant in substitution therefor new options or Rights under the Plan covering the same or different numbers of shares of Stock. The option price of substituted options and the exercise price of substituted Rights shall be determined by the Committee subject to the requirements of Paragraph 5(a) and Paragraph 7(b), respectively.

10. USE OF PROCEEDS.

Proceeds realized from the exercise of options granted under the Plan shall constitute general funds of the Company.

11. PURCHASE FOR INVESTMENT.

Except as hereafter provided, the holder of an option or Right granted hereunder shall, upon any exercise thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring all shares of Stock acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution of any of such shares. Any resale or distribution of such shares shall he made only pursuant to either (a) a current and effective registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer of sale or sale of such shares, obtain a favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the application of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (ii) reofferings of shares by "affiliates" of the Company (as such term is defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

12. ISSUANCE OF CERTIFICATES, LEGENDS AND PAYMENT OF EXPENSES.

(a)Upon any exercise of an option or Right which may be granted hereunder and, in the case of an option, payment of the option price, a certificate or certificates for the shares of Stock as to which the option or Right has been exercised shall be issued by the Company in the name of the person exercising the option or Right and shall be delivered to or upon the order of such person or persons, as permitted by state or federal securities law.
(b)The Company may place such legend or legends upon the certificates for shares of Stock issued upon exercise of an option or Right granted hereunder, and the Committee may issue such "stop transfer" instructions to its transfer agent in respect of such shares, as the Committee, in its discretion, determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from the registration requirements of, the Securities Act, or (ii) implement the provisions of any agreement between the Company and the Optionee or grantee with respect to such shares.
(c)The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of shares of Stock, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a registration statement under the Securities Act, which fees and expenses shall be borne by the recipient of the shares unless such registration statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the shares shall bear only such fees and expenses as are attributable solely to the inclusion of such shares in the registration statement.
(d)All shares of Stock issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

13. WITHHOLDING TAXES.

(a)The Company may require an optionee exercising a Right or option granted hereunder to reimburse the corporation which employs such optionee for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance of shares of Stock. In lieu thereof, the corporation which employs such optionee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the optionee upon such terms and conditions as the Committee shall prescribe.
(b)The Committee may, in its discretion, permit an optionee to satisfy the optionee's tax withholding obligations under Paragraph 13(a), in whole or in part, by tendering to the Company shares of Stock acquired in the option exercise having a fair market value, computed in accordance with paragraph 5(c), equal to the amount which would otherwise be withheld. Optionees wishing to have all or any portion of their tax obligation satisfied in such manner must notify the Corporate Secretary of the Company of such fact in writing on or before the exercise date of the option.

14. LISTING OF SHARES AND RELATED MATTERS.

If at any time the Board of Directors shall determine in its discretion that the listing, registration or qualification of the shares of Stock covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or Purchase of shares under the Plan, no shares shall be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

15. AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN.

(a)The Board of Directors may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable; provided, however, except as provided in paragraph 2(b) hereof, the Board of Directors shall not amend the Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:
     (i)To increase the maximum number of shares of Stock subject to the Plan; or
     (ii)To change the designation or class of persons eligible to receive options or Rights under the Plan.
(b)Unless the Plan theretofore shall have been terminated, the Plan shall terminate on March 31, 2000. No option or Right may be granted under any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the holder's consent, alter or impair any rights or obligations under any option or Right theretofore granted to him under the Plan.

16. GOVERNING LAW.

The Plan, such options and Rights as may be granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Arkansas from time to time obtaining.







































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
                AMENDMENT TO TYSON FOODS, INC.
                      AMENDED AND RESTATED
                 NONSTATUTORY STOCK OPTION PLAN



THIS AMENDMENT (the "Amendment") amends and modifies the Tyson Foods, Inc. Amended and Restated Nonstatutory Stock Option Plan originally adopted by the Board of Directors of Tyson Foods, Inc., a Delaware corporation (the "Company) on December 17, 1982, as amended and restated effective September 5, 1987 and as further amended and restated effective November 18, 1994 (the "Plan"; any capitalized terms used but not defined in this Amendment shall have the meanings ascribed thereto in the Plan).

WHEREAS, the Board of Directors of the Company, acting pursuant to a unanimous written consent effective as of December 3, 1996, approved this Amendment subject to the receipt of the consent of the stockholders of the Company pursuant to the provisions of Paragraph 15 of the Plan;

WHEREAS, this Amendment was presented to and approved by the shareholders of the Company at the Annual Meeting of Shareholders held on January 10, 1997;

NOW, THEREFORE, the Company hereby amends the Plan as follows:

1.Amendment.   The  first sentence of paragraph 2(a)  of  the  Plan,  which currently reads as:

     The total number of shares of Stock which either may be purchased pursuant to the exercise of options granted under the Plan or acquired pursuant to the exercise of Rights granted under the Plan shall not exceed, in the aggregate, 5,500,000 shares (which amount reflects all adjustments through November 18, 1994 and is subject to future adjustment in accordance with paragraph 2(b)) (the "Total Plan Shares").

is hereby modified to read as follows:

     The total number of shares of Stock which either may be purchased pursuant to the exercise of options granted under the Plan or acquired pursuant to the exercise of Rights granted under the Plan shall not exceed, in the aggregate, 9,500,000 shares (which amount reflects all adjustments through December 3, 1996, and is subject to future adjustment in accordance with paragraph 2(b)) (the "Total Plan Shares").

The remainder of Paragraph 2(a) shall remain unchanged and in full force and effect.
2.Effective Date. The effective date of this Amendment shall be January 10, 1997, subject to approval by the shareholders of the Company on such date.

3.No Other Modifications. Except as expressly modified by this Amendment, all other terms and conditions of the Plan shall remain in full force and effect.



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